                                FIRST AMENDMENT
                      TO FINANCING AND SECURITY AGREEMENT


     THIS FIRST AMENDMENT TO FINANCING AND SECURITY AGREEMENT (this "Amendment") is made as of this 13th day of December, 1995, by and among CHARTER POWER
                   ----
SYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware ("Charter Power"), C&D CHARTER POWER SYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware ("C&D Charter"), CACTUS HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware ("Cactus"), INTERNATIONAL POWER SYSTEMS, INC., a corporation organized and existing under the laws of the State of Arizona ("International"), RATELCO ELECTRONICS, INC., a corporation organized and existing under the laws of the State of Delaware ("Ratelco"), C&D/CHARTER HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware ("Charter Holdings"), and CHARTER POWER OF CALIFORNIA, a corporation organized and existing under the laws of the State of California ("Charter California") (Charter Power, C&D Charter, Cactus, International, Ratelco, Charter Holdings and Charter California are herein collectively referred to as the "Borrowers" and individually as a "Borrower"); and NATIONSBANK, N.A., a national banking association, in its capacity as a lender ("NationsBank"), NATWEST BANK, N.A., a national banking association being formerly known as National Westminster Bank, NJ ("NatWest"), CORESTATES BANK, N.A., a national banking association ("CoreStates") (NationsBank, CoreStates, and NatWest are herein collectively referred to as the "Lenders" and individually, as a "Lender"); and NATIONSBANK, N.A., a national banking association (the "Agent");
Witnesseth:

                                   RECITALS

     A. The Lenders, the Borrowers and the Agent are parties to that certain Financing and Security Agreement dated September 26, 1994 (as amended, restated, supplemented or otherwise modified, the "Credit Agreement"). Under and subject to the provisions of the Credit Agreement, the Lenders agreed to establish jointly and severally in favor of the Borrowers (i) a revolving credit facility in a maximum principal amount not to exceed FORTY-FIVE MILLION DOLLARS ($45,000,000) (the "Total Revolving Credit Committed Amount"), (ii) a term loan facility (collectively, the "Term Loans") in a maximum principal amount not to exceed FIFTEEN MILLION DOLLARS ($15,000,000) (the "Total Term Loan Committed Amount") and (iii) a letter of credit facility as part of the Revolving Credit Facility (the "Letter of Credit Facility") in a maximum principal amount not to exceed EIGHT MILLION DOLLARS ($8,000,000) (the "Letter of Credit Committed Amount").

     B. C&D Charter has requested that the Development Authority of Rockdale County (the "Issuer") issue $6,500,000 in the aggregate principal amount of its Industrial Development Revenue Bonds (C&D Charter Power Systems, Inc. Project), Series 1995 (the "Bonds"), pursuant to the terms of that certain Trust Indenture dated as of December 1, 1995 (the "Indenture"), by and between the Issuer and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), for the benefit of C&D Charter and for the purpose of acquiring and installing equipment to be used by the C&D Charter in its manufacturing facility for industrial batteries, chargers, rectifiers and power supplies located in Conyers, Georgia (the "Equipment").

     C. In order to fulfill the requirements of the Indenture, C&D Charter has requested that the Agent, in its individual capacity, issue an irrevocable direct-pay letter of credit for the benefit of the Trustee and for the account of C&D Charter in the face amount of $6,574,794.52 (the "Rockdale Letter of Credit") to secure payment of the principal amount of the Bonds, together with interest thereon, as and when due and payable. The Agent, with the consent of the Lenders, has agreed to issue the Rockdale Letter of Credit in accordance with the provisions of that certain Letter of Credit and Reimbursement Agreement dated the date hereof by and between the Borrower and the Agent (as amended, restated, supplemented or otherwise modified, the "Rockdale Letter of Credit Agreement").

     D. As a condition to issuance of the Rockdale Letter of Credit, the Agent has required that all of the obligations, liabilities and indebtedness of C&D Charter under and in connection with the Rockdale Letter of Credit and/or the Rockdale Letter of Credit Agreement (collectively, the "Rockdale Letter of Credit Obligations") (i) be secured by a first priority lien on, and security interest in, the Equipment, (ii) be secured by a second priority lien on, and security interest in, all other assets of C&D Charter and all assets of each of the other Borrowers, and (iii) be unconditionally and irrevocably guaranteed by each of the other Borrowers.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders and the Agent hereby agree as follows:

     1. The recitals set forth above are true and accurate in each and every respect and are incorporated herein by reference. All capitalized terms used herein but not specifically defined herein shall have the respective meanings given such terms in the Credit Agreement, unless the context indicates or dictates a contrary meaning.

     2.   The Credit Agreement is hereby amended as follows:

          a. The definition of "Permitted Liens" on pages 23 and 24 of the Credit Agreement is hereby amended to include the Liens and security interests granted to the Agent as collateral and security for the Rockdale Letter of Credit Obligations. In particular, the Lenders hereby acknowledge and agree that the Rockdale Letter of Credit Obligations may be (i) secured by a first priority lien on, and security interest in, the Equipment, (ii) secured by a second priority lien on, and security interest in, all other assets of C&D Charter and all assets of each of the other Borrowers, and (iii) unconditionally and irrevocably guaranteed by each of the other Borrowers; provided, that the Agent, as issuer of the Rockdale Letter of Credit, agrees that if an event of default occurs under the Rockdale Letter of Credit Obligations, it shall not take any action with respect to the Collateral (other than the Equipment) for a period of ninety (90) days following written Notice of such default to the Lenders.

          b. The definition of "Permitted Preferred Indebtedness" on pages 24 and 25 of the Credit Agreement is hereby amended to include the Rockdale Letter of Credit Obligations.

     c. Section 6.2.6 on pages 110 and 111 of the Credit Agreement is hereby amended to permit any or all of the Borrowers to guaranty payment and performance of the Rockdale Letter of Credit Obligations.

     3. The terms "this Agreement" as used in the Credit Agreement and the terms "Credit Agreement" as used in any of the Financing Documents shall mean the Credit Agreement as modified by herein unless the context clearly indicates or dictates a contrary meaning.

     4. The Borrowers will execute such confirmatory instruments with respect to the Credit Agreement and/or any of the Financing Documents as the Agent may reasonably require.

     5. The Borrowers ratify and confirm all of their respective liabilities and obligations under the Credit Agreement and agree that, except as expressly modified in this Amendment, the Credit Agreement continues in full force and effect as if set forth specifically herein. The Borrowers, the Agent and the Lenders agree that this Amendment shall not be construed as an agreement to extinguish the original obligations under the Credit Agreement and shall not constitute a novation as to any of the joint and several obligations of the Borrowers under the Credit Agreement.

     6. This Amendment may not be amended, changed, modified, altered or terminated without in each instance the prior written consent of the Agent, the Lenders and the Borrowers. This Amendment shall be construed in accordance with, and governed by, the laws of the State of Maryland.

     7. The Borrowers agree that neither the execution and delivery of this Amendment nor any of the terms, provisions, covenants, or agreements contained in this Amendment shall in any manner release, impair, lessen, waive, or otherwise adversely affect the joint and several liability and obligations of the Borrowers under the terms of the Credit Agreement.

     8. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the Borrowers, the Agent and the Lenders have caused this Amendment to be executed under seal as of the date first above written.

ATTEST:                       CHARTER POWER SYSTEMS, INC.


 /s/ Robert Marley            By: /s/ Stephen E. Markert, Jr.(Seal)
- --------------------------       ----------------------------
Name:                            Name:
Title:Treasury Mgr               Title: V.P. - CFO

ATTEST:                       C&D CHARTER POWER SYSTEMS, INC.


 /s/ Robert Marley            By: /s/ Stephen E. Markert, Jr.(Seal)
- --------------------------       ----------------------------
Name:                            Name:
Title:  Treasurer                Title:V.P. - CFO

ATTEST:                       CACTUS HOLDINGS, INC.


 /s/ Robert Marley            By: /s/ Kerry M. Kane          (Seal)
- --------------------------       -----------------------------
Name:                            Name: K. Kane
Title: Vice President            Title: President

ATTEST:                       INTERNATIONAL POWER SYSTEMS, INC.


 /s/ Robert Marley            By: /s/ Stephen E. Markert, Jr.(Seal)
- --------------------------       ----------------------------
Name:                            Name:
Title: Treasurer                 Title: V/P/ - CFO

ATTEST:                       RATELCO ELECTRONICS, INC.


 /s/ Robert Marley            By: /s/ Stephen E. Markert, Jr.(Seal)
- --------------------------       ----------------------------
Name:                            Name:
Title: Treasurer                 Title:  V.P. - CFO


ATTEST:                       C&D/CHARTER HOLDINGS, INC.


 /s/ Robert Marley            By: /s/ Kerry M. Kane          (Seal)
- --------------------------       ----------------------------
Name:                            Name:
Title: Vice President            Title: President


ATTEST:                       CHARTER POWER OF CALIFORNIA


 /s/ Robert Marley            By: /s/ Stephen E. Markert, Jr.(Seal)
- --------------------------       ----------------------------
Name:                            Name:
Title: Treasurer                 Title: V.P. - CFO

WITNESS:                      NATIONSBANK, N.A.
                              in its capacity as Agent


 /s/ Stephen J. Luongo        By: /s/ Patrick M. Moore       (Seal)
- --------------------------       ---------------------------
                                 Name:  Patrick M. Moore
                                 Title: Vice President

WITNESS:                      NATIONSBANK, N.A.
                              in its capacity as a Lender


 /s/ Stephen J. Luongo        By: /s/ Patrick M. Moore       (Seal)
- --------------------------       ----------------------------
                                 Name:  Patrick M. Moore
                                 Title: Vice President

WITNESS:                      CORESTATES BANK, N.A.
                              in its capacity as a Lender


 /s/ B. Morgan, VP            By: /s/ Karl F. Schultz        (Seal)
- --------------------------       ----------------------------
                                 Name: Karl F. Schultz
                                 Title: Vice President

WITNESS:                      NATWEST BANK, N.A.
                              in its capacity as a Lender


 /s/ Jonathan F. Cullinan     By: /s/ Gail L. Powers         (Seal)
- --------------------------       ----------------------------
                                 Name:  Gail L. Powers
                                 Title: Vice President

                               SECOND AMENDMENT
                      TO FINANCING AND SECURITY AGREEMENT

     THIS SECOND AMENDMENT TO FINANCING AND SECURITY AGREEMENT (this "Amendment") is made as of this 26th day of January, 1996, by and among CHARTER
                                ----
POWER SYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware ("Charter Power"), C&D CHARTER POWER SYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware ("C&D Charter"), CACTUS HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware ("Cactus"), INTERNATIONAL POWER SYSTEMS, INC., a corporation organized and existing under the laws of the State of Arizona ("International"), RATELCO ELECTRONICS, INC., a corporation organized and existing under the laws of the State of Delaware ("Ratelco"), C&D/CHARTER HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware ("Charter Holdings"), and CHARTER POWER OF CALIFORNIA, a corporation organized and existing under the laws of the State of California ("Charter California") (Charter Power, C&D Charter, Cactus, International, Ratelco, Charter Holdings and Charter California are herein collectively referred to as the "Borrowers" and individually as a "Borrower"); and NATIONSBANK, N.A., a national banking association, in its capacity as a lender ("NationsBank"), NATWEST BANK, N.A., a national banking association being formerly known as National Westminster Bank, NJ ("NatWest"), CORESTATES BANK, N.A., a national banking association ("CoreStates") (NationsBank, CoreStates, and NatWest are herein collectively referred to as the "Lenders" and individually, as a "Lender"); and NATIONSBANK, N.A., a national banking association (the "Agent");
Witnesseth:

                                   RECITALS

     A. The Lenders, the Borrowers and the Agent are parties to that certain Financing and Security Agreement dated September 26, 1994 (as amended, restated, supplemented or otherwise modified, the "Credit Agreement"). Under and subject to the provisions of the Credit Agreement, the Lenders agreed to establish jointly and severally in favor of the Borrowers (i) a revolving credit facility in a maximum principal amount not to exceed FORTY-FIVE MILLION DOLLARS ($45,000,000) (the "Total Revolving Credit Committed Amount"), (ii) a term loan facility (collectively, the "Term Loans") in a maximum principal amount not to exceed FIFTEEN MILLION DOLLARS ($15,000,000) (the "Total Term Loan Committed Amount") and (iii) a letter of credit facility as part of the Revolving Credit Facility (the "Letter of Credit Facility") in a maximum principal amount not to exceed EIGHT MILLION DOLLARS ($8,000,000) (the "Letter of Credit Committed Amount").

     B. The Borrowers have requested that (i) the Lenders increase the Total Revolving Credit Committed Amount to SIXTY-FIVE MILLION DOLLARS ($65,000,000) and extend the term of the Revolving Credit Facility for an additional one year period, (ii) the Lenders and the Agent consent and agree to the proposed purchase by Charter Power of up to 600,000 shares of its common stock, and (iii) the Lenders and the Agent amend certain other terms and conditions of the Credit Agreement, and, subject to the provisions of this Amendment, the Lenders and the Agent have so agreed provided that, among other things, (a) the Borrowers execute and deliver this Amendment, (b) on or before the effective date of this Amendment, the Borrowers pay to the Agent, for the ratable benefit of the Lenders, a fee in the amount of Thirty-four Thousand Dollars ($34,000) (the "Modification Fee"), (c) the Borrowers execute and deliver to each of the Lenders amended and restated revolving credit notes substantially in the form of the revolving credit note attached to the Credit Agreement as Exhibit A-1, with appropriate insertions and in the aggregate principal amount of the Total Revolving Credit Committed Amount as increased by this Amendment, and (d) the Borrowers furnish to the Agent such information, items, certifications and other documents as the Agent and/or any of the Lenders may reasonably request in connection with the closing and consummation of the transactions contemplated by this Amendment.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders and the Agent hereby agree as follows:

     1. The recitals set forth above are true and accurate in each and every respect and are incorporated herein by reference. All capitalized terms used herein but not specifically defined herein shall have the respective meanings given such terms in the Credit Agreement, unless the context indicates or dictates a contrary meaning.

     2.   The Credit Agreement is hereby amended as follows:

          a. The definition of "Fees" on page 10 of the Credit Agreement is hereby amended to include the Modification Fee and the Stock Percentage Fees.

          b. The definition of "Financing Documents" on page 10 of the Credit Agreement is hereby amended to include the Rockdale Letter of Credit Documents and each of the Converted Stock Notes.

          c. The definition of "Interest Rate" on page 15 of the Credit Agreement is hereby amended to mean with respect to the Revolving Loan, as applicable, the Prime Rate, plus the Stock Margin or the LIBOR Rate, plus the Stock Margin.

          d. The definitions of "Letter of Credit" and "Letters of Credit" on page 16 of the Credit Agreement are hereby amended to include the Rockdale Letter of Credit.

          e. The definitions of "Letter of Credit Agreement" and "Letter of Credit Agreements" on page 16 of the Credit Agreement are hereby amended to include the Rockdale Letter of Credit Agreement.

          f. The definition of "Letter of Credit Documents" on page 16 of the Credit Agreement is hereby amended to include the Rockdale Letter of Credit Documents.

          g. The definition of "Letter of Credit Obligations" on page 17 of the Credit Agreement is hereby amended to include the Rockdale Letter of Credit Obligations.

          h. The definitions of "Loan" and "Loans" on page 18 of the Credit Agreement is hereby amended to include each Converted Stock Loan.

          i. The definitions of "Note" and "Notes" on page 19 of the Credit Agreement is hereby amended to include each Converted Stock Note.

          j. The definition of "Permitted Uses" on page 25 of the Credit Agreement is hereby amended to include (i) the purchase of Stock if and to the extent such purchase is expressly permitted by the provisions of this Credit Agreement and (ii) the issuance of the Rockdale Letter of Credit to secure payment of principal of, and interest on, the $6,500,000 Development Authority of Rockdale County Industrial Development Revenue Bonds (C&D Charter Power Systems, Inc. Project), Series 1995.

          k. The definition of "Permitted Preferred Indebtedness" on pages 24 and 25 of the Credit Agreement is hereby amended to include the Rockdale Letter of Credit Obligations.

          l. The definition of "Revolving Credit Expiration Date" on page 28 of the Credit Agreement is hereby amended to mean January 31, 1999, as may be further extended in accordance with the provisions of Section 2.1.1. of the Credit Agreement.

          m. Article 1 of the Credit Agreement is hereby amended to add the following definitions:

               "Converted Stock Loan" has the meaning set forth in Section
     2.1.11 of the Credit Agreement, as added by this Amendment.

               "Converted Stock Note" and "Converted Stock Notes" have the meanings set forth in Section 2.1.11 of the Credit Agreement, as added by this Amendment.

               "Rockdale Letter of Credit" means that certain $6,574,794.52 direct-pay, irrevocable letter of credit issued by the Agent as security for the principal of, and interest on, the $6,500,000 Development Authority of Rockdale County Industrial Development Revenue Bonds (C&D Charter Power Systems, Inc. Project), Series 1995, as the same may at any time and from time to time be amended, restated, reissued, renewed, supplemented or otherwise modified.

               "Rockdale Letter of Credit Agreement" means that certain letter of credit and reimbursement agreement dated as of December 1, 1995 by and between the Agent and C&D Charter, as the same may at any time and from time to time be amended, restated, supplemented or otherwise modified.

               "Rockdale Letter of Credit Documents" means any and all agreements, documents and/or instruments which now or at any time hereafter evidence, secure, guaranty or otherwise relate to all or any portion of the Rockdale Letter of Credit Obligations, including, without limitation, the Rockdale Letter of Credit Agreement, all as the same may at any time and from time to time be amended, restated, supplemented or otherwise modified.

               "Rockdale Letter of Credit Obligations" means any and all primary and contingent obligations of any or all of the Borrowers to the Agent and/or any of the Lenders under or in connection with any of the Rockdale Letter of Credit Documents.

               "Stock" means the issued and outstanding common stock of Charter Power.

               "Stock Margin" with respect to any advance of the Revolving Loan has the meaning set forth in Section 2.4.1(d) of the Credit Agreement, as added by this Amendment.

               "Stock Percentage Fee" has the meaning set forth in Section 6.2.4 of the Credit Agreement, as amended by this Amendment.

               "Stock Purchase Advance" has the meaning set forth in Section
     2.1.11 of the Credit Agreement, as added by this Amendment.

     n. The amount of the Revolving Credit Committed Amounts for each Lender and the amount of the Total Revolving Credit Committed Amount as set forth in
Section 2.1.1 on pages 33 of the Credit Agreement are hereby increased and restated as follows:


                               Revolving Credit           Revolving Credit
                               ----------------           ----------------
Lender                         Committed Amount           Proportionate Share
- ------                         ----------------           -------------------

NationsBank                    $27,183,000                41.82%
CoreStates                     $18,908,500                29.09%
NatWest                        $18,908,500                29.09%

Total Revolving
Credit Committed
Amount:                        $65,000,000                100%

     o. Subparagraphs (i) and (ii) of Section 2.1.1 on page 34 of the Credit Agreement are hereby deleted in their entirety and the following are substituted in their place such that during the Revolving Credit Commitment Period, the Borrowers may request advances under the Revolving Credit Facility in accordance with the provisions of the Credit Agreement; provided that after giving effect to the Borrowers' request:

               (i) the outstanding principal balance of each Lender's Proportionate Share of the Revolving Loan and of the Letter of Credit Obligations (including, the PEDFA Obligations, but excluding the Rockdale Letter of Credit Obligations) would not exceed such Lender's Revolving Credit Committed Amount, and

               (ii) the aggregate outstanding principal balance of the Revolving Loan and all Letter of Credit Obligations (including, the PEDFA Obligations, but excluding the Rockdale

     Letter of Credit Obligations) would not exceed the Total Revolving Credit Committed Amount.

Neither the Rockdale Letter of Credit nor the Rockdale Letter of Credit Obligations shall reduce the Borrowers' availability under the Revolving Credit Facility or shall be counted against the Total Revolving Credit Committed Amount or the Revolving Credit Committed Amount of any Lender.

     p. Section 2.1.9 on pages 38 and 39 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in its place:

          2.1.9  Renewal of Revolving Credit Facility.  Upon the written
                 ------------------------------------
     request of the Borrowers and subject to the terms and conditions of this Section , the Lenders may, in their sole and absolute discretion, extend the Revolving Credit Facility for up to two (2) additional one (1) year periods (each referred to herein as an "Extension" and collectively, as the "Extensions"). The Borrowers' written request for the initial Extension (the "Initial Extension") must be furnished to the Agent on or before June 30, 1997 (the "Initial Extension Request Date"), and the Borrowers' written request for the second Extension (the "Final Extension") must be furnished to the Agent on or before December 31, 1998 (the "Final Extension Request Date") (the Initial Extension Request Date and the Final Extension Request Date are herein collectively referred to as the "Request Dates" and individually as a "Request Date"). The Agent agrees to furnish to the Lenders copies of the Borrowers' written request for an Extension within three (3) Business Days of the Agent's receipt of such request. The Agent and/or any of the Lenders may agree to or decline either or both of the Borrowers' Extension requests in their sole and absolute discretion. An Extension shall only be effective if and to the extent the Agent and all of the Lenders consent in writing to such Extension. The Borrowers' request for an Extension shall be deemed rejected if the Agent and each of the Lenders have not consented to such Extension in writing within thirty (30) days after the Request Date for such Extension. None of the Lenders shall have any obligation or duty to agree to any Extension and the Borrowers acknowledge and agree that they will not take any action or omit to take any action in reliance upon the Lenders' possible consent to any requested Extension prior to the Borrowers' having received written confirmation from the Agent that all of the Lenders have agreed in writing to any such Extension. If the Agent and all of the Lenders agree to an Extension, the Revolving Credit Expiration Date shall be deemed extended automatically to the then next succeeding anniversary date of the Revolving Credit Expiration Date.

     q. Article II of the Credit Agreement is hereby amended to add the following Section 2.1.11:

          2.1.11  Conversion of Revolving Loan Advances for Stock Purchases;
                  ---------------------------------------------------------
     Mandatory Reductions in Total Revolving Credit Facility. The Borrowers
     -------------------------------------------------------
     jointly and severally covenant and agree that if at any time the aggregate principal amount of Revolving Loan advances used to purchase Stock at any time and from time to time equals or exceeds Five Million Dollars ($5,000,000) and such aggregate principal amount (each a "Stock Purchase Advance") has not yet been converted to a Converted Stock Loan in accordance with the provisions of this Section 2.1.11, such Stock Purchase Advance shall be converted into a term loan having a maturity date which is three (3) years after the effective date of the conversion (each referred to herein as a "Converted Stock Loan"); provided that (i) all Stock purchased with the proceeds of such Stock Purchase Advance shall have been purchased by Charter Power in accordance with the provisions of Section 6.2.4 of this Agreement,
     (ii) there shall not exist a Default or an Event of Default under this Agreement as of the effective date of such conversion, and (iii) the Borrowers shall have executed and delivered to the Agent a series of promissory notes (as from time to time extended, amended, restated, supplemented or otherwise modified, the "Converted Stock Notes" and individually a "Converted Stock Note") substantially in the form of Exhibit A-3 attached to and made a part of this Agreement, with appropriate insertions and such other documents as the Agent and/or any of the Lenders may reasonably require to confirm the validity of the Obligations, as converted, and any Liens and security interests. Each Lender's Converted Stock Note shall be dated as of the date the Stock Purchase Advance, in part evidenced by such Converted Stock
     Note, equals or exceeds Five Million Dollars ($5,000,000), shall be payable to the order of such Lender at the times provided in the Converted Stock Note, and shall be in the principal amount of such Lender's Proportionate Share of the respective Stock Purchase Advance evidenced, in part, by such Converted Stock Note. If as of the effective date of any proposed conversion the Borrowers would not be entitled to convert any Stock Purchase Advance to a Converted Stock Loan, such Stock Purchase Advance, together with any unpaid and accrued interest thereon, shall be payable jointly and severally by the Borrowers ON DEMAND.

          The unpaid principal balance of each Converted Stock Loan shall bear interest at a floating and fluctuating rate of interest equal to the Interest Rate or Interest Rates then available for the Converted Term Loan, as selected by the Borrowers in accordance with the provisions of Section 2.4, plus thirty-five (35) basis points. The unpaid principal balance of each Converted Stock Loan, together with unpaid and accrued interest thereon, shall be due and payable in consecutive quarterly installments on the first day of each quarterly period commencing with the first such date following the effective date of the Converted Stock Loan; the principal amount of each such quarterly installment shall be sufficient to fully amortize the principal balance of the Converted Stock Loan in approximately equal quarterly principal installments by the maturity date of such Converted Stock Loan.

          Subject to the terms of Section 2.4.5 of the Credit Agreement, the Borrowers may, at their option, at any time and from time to time, prepay, the Converted Stock Loans, in whole or in part, upon at least five (5) Business Days prior written notice to the Agent, specifying the date and amount of the proposed prepayment. Subject to the terms of Section 2.4.5 of the Credit Agreement, each Converted Stock Note may be prepaid, in whole or in part, without premium or penalty. The amount to be prepaid, together with unpaid and accrued interest thereon through the date of prepayment if the prepayment is intended to prepay the Converted Stock Loans in whole, shall be paid by the Borrowers to the Agent for the ratable benefit of the Lenders on the date specified for such prepayment. Partial prepayments shall be in an amount not less than Two Hundred Thousand Dollars ($200,000) and shall be applied first to all unpaid and accrued late charges, second to any unpaid and outstanding Enforcement Costs, third to any billed and unpaid interest on the Converted Stock Loans, and then to principal against the principal installments in the inverse order of their maturities.

          The Total Revolving Credit Committed Amount shall be automatically and permanently reduced by the principal amount of each Converted Stock Loan as of the effective date of such Converted Stock Loan. If, after giving effect to any such reduction in the Total Revolving Credit Committed Amount, the then outstanding principal amount of the Revolving Loan exceeds the Total Revolving Credit Committed Amount as so reduced, the Borrowers jointly and severally shall contemporaneously with such reduction (a) make a mandatory prepayment of the Revolving Loan in the amount of such excess, and (b) pay to the Agent for the ratable benefit of the Lenders an amount equal to unpaid interest on the amount of such excess and the pro rata portion of the Revolving Credit Unused Line Fee accrued to the date of such mandatory prepayment. After each such reduction, the Revolving Credit Unused Line Fee shall be calculated with respect to the Total Revolving Credit Committed Amount as so reduced.

          For purposes of this Agreement, all Stock purchases shall be deemed to have been financed with the proceeds of the Revolving Loan, regardless of the actual source of funds for the purchase.

     r. Section 2.3 beginning on page 42 through, and including, page 54 of the Credit Agreement is hereby amended to provide that if and to the extent there is any express inconsistency between any of the provisions of Section 2.3 and the Rockdale Letter of Credit Agreement with respect to the Rockdale Letter of Credit and/or the Rockdale Letter of Credit Obligations, the terms and conditions of the Rockdale Letter of Credit Agreement shall control and govern any such inconsistency.

     s. Section 2.3.1 on pages 42 and 43 of the Credit Agreement is hereby amended to provide that the Rockdale Letter of Credit shall not reduce at any time the availability under the Revolving Credit Facility or the Letter of Credit Facility; and, accordingly, neither the Rockdale Letter of Credit nor the Rockdale Letter of Credit Obligations shall be counted against the Total Revolving Credit Committed Amount, the Letter of Credit Committed Amount or the Revolving Credit Committed Amount of any Lender. The Rockdale Letter of Credit and the Rockdale Letter of Credit Obligations shall be in addition to the $65,000,000 Total Revolving Credit Committed Amount and the $8,000,000 Letter of Credit Committed Amount.

     t. Section 2.3.2 on page 43 of the Credit Agreement is hereby amended to add the following subsection (d):

          (d) with respect to the Rockdale Letter of Credit, a Letter of Credit Fee in an amount equal to seventy-five (75) basis points of the face amount of such Rockdale Letter of Credit. The Letter of Credit Fee for the Rockdale Letter of Credit shall be paid upon the issuance of the Rockdale Letter of Credit and on each anniversary date thereafter.

     u. Section 2.3.3 on pages 43 and 44 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in its place:

               2.3.3. Terms of Letters of Credit. Unless otherwise agreed
                      --------------------------
     by the Lenders in writing, each Letter of Credit (a) shall be opened pursuant to a Letter of Credit Agreement, (b) shall expire on a date not later than the Business Day preceding the Revolving Credit Expiration Date and (c) shall be issued for a Permitted Use. Neither the Agent nor any of the Lenders shall have any obligation or commitment to consent to the renewal, extension or amendment to either or both of the PEDFA Letters of Credit or the Rockdale Letter of Credit.

     v. Sections 2.3.8 and 2.3.9 on pages 50, 51 and 52 of the Credit Agreement are hereby amended to provide that each of the Lenders hereby consent and agree, subject to the provisions of Section 2.3.8 and 2.3.9 of the Credit Agreement, to purchase an undivided interest and participation in and to the Rockdale Letter of Credit (including, without limitation, any and all obligations of the Borrowers under or with respect to the Rockdale Letter of Credit and the related Rockdale Letter of Credit Obligations) in an amount equal to such Lender's Revolving Credit Proportionate Share of the face amount of the Rockdale Letter of Credit. No further action shall be necessary to evidence or obligation any Lender's purchase of such an undivided interest and participation.

     If at any time, however, any Lender fails to consent to any renewal or extension of the Rockdale Letter of Credit, but one or more of the other Lenders agree to such renewal or extension, each Lender's undivided interest and participation in the Rockdale Letter of Credit (including the Rockdale Letter of Credit Obligations) shall be contemporaneously and automatically adjusted as of the commencement of such renewal or extension term so as to reflect each Lender's revised proportionate share of the Rockdale Letter of Credit (which proportionate shares shall be as agreed upon by the Lenders which have consented to the renewal or extension; provided that the proportionate share of any Lender which has failed to consent to the renewal or extension shall in all cases be zero).

     Each of the Lenders further acknowledge and agree that the Agent and the Borrowers shall not be entitled to assume that such Lender has consented and agreed to a renewal and extension of the Rockdale Letter of Credit for an additional one (1) year period, unless such Lender has notified the Agent, in writing, at least ninety (90) days prior to the then current expiration date of the Rockdale Letter of Credit of such Lender's consent to any such renewal. If any such Lender fails to so notify the Agent in writing of its consent to any such renewal or extension as and when required by this paragraph, the Agent and the Borrowers shall thereafter be permitted to assume that such Lender has elected not to consent to any such renewal or extension and, neither the Agent nor any Lender shall have any obligation at any time thereafter to sell, convey or assign any undivided or participation interest in the Rockdale Letter of Credit Obligations to any such Lender.

     w. For purposes of calculating the Interest Rate under Section 2.4.1 and the adjustments, if any, to the Interest Rate under Section 2.4.3, with respect to each Converted Stock Loan, each such Converted Stock Loan shall be considered a Converted Term Loan such that the Interest Rate on each Converted Stock Loan shall be subject to adjustment as provided in Sections 2.4.1(b)(iii) and (iv) and Section 2.4.3 in the same manner as the Term Loans, except that an additional thirty-five (35) basis points shall be added to the Applicable Margin.

     x. Section 2.4.1 on pages 55 and 56 of the Credit Agreement is hereby amended to add the following subsection (d):

               (d) In calculating the Applicable Margin to be added when determining the actual and available Interest Rates for the Revolving Loan (including then outstanding advances and future advances) as set forth in subsection (c) above, an additional margin of twenty-five
                                       ----------
     (25) basis points (the "Stock Margin") shall be added to the actual and available Interest Rates for the Revolving Loan if the ratio of Liabilities to Tangible Net Worth exceeds or at any time would exceed
     2.0 to 1.0 as of the end of any fiscal quarter as the result, in whole or in part, of Charter Power's actual purchase of Stock or commitment to purchase Stock. Any such increase in the actual and available Interest Rates shall be effective retroactively to the end of any such fiscal quarter. If the ratio of Liabilities to Tangible Net Worth as of the end of any fiscal quarter exceeds 2.0 to 1.0, but the Agent, in its commercially reasonable discretion, determines that such ratio is not due in whole or in part to the purchase of Stock, the Stock Margin for that fiscal quarter shall be zero.

     y. Section 2.4.2(b) on pages 57 and 58 of the Credit Agreement is hereby amended to add the following subsection (xii):

               (xii) with respect to each of the Converted Stock Loans, the Borrowers shall not at any time select or change to an Interest Period that extends beyond the maturity date of such Converted Stock Loan, and no more than four (4) Interest Rates may be in effect from time to time with respect to all of the Converted Stock Loans.

     z. Section 6.1.1 on pages 89 and 90 of the Credit Agreement is hereby amended to add the following subsections (h) and (i):

          (h)  Management Letter. The Borrowers shall furnish to the Agent
               -----------------
     and the Lenders as soon as available, but in no event more than one hundred eighty (180) days after the close of Charter Power's fiscal year, a copy of a management letter prepared by Charter Power's independent certified public accountants to be acceptable to the Agent and the Lenders in all respects .

          (i) Stock Reports. The Borrowers shall furnish to the Agent and
              -------------
     the Lenders as soon as available, but in no event more than ten (10) days after the end of each calendar month in which any shares of Stock are purchased, a detailed monthly report with respect to all Stock purchases made since July 14, 1995, which report shall state (1) the cumulative number of shares of Stock purchased, (2) the price per share of all such Stock purchased, (3) the total purchase price of all Stock purchased, (4) the date of each Stock purchase, and (5) such other information with respect to any Stock purchase as the Agent or any of the Lenders may reasonably request.

     aa. Section 6.1.23(c) on page 101 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in its place:

          (c) not store any of their Inventory having an aggregate value of $1,700,000 or more, with any one or more bailees, warehousemen or similar Persons without the Agent's prior written consent, which consent may be conditioned on, among other things, delivery by the bailee, warehouseman or similar Person to the Agent of warehouse receipts, in form acceptable to the Agent, in the name of the Agent evidencing the storage of Inventory and the interests of the Agent and the Lenders therein

     bb. Section 6.2.4 on pages 106 and 107 of the Credit Agreement is hereby amended to permit Charter Power to purchase Stock; provided that (i) the average share price of the Stock purchased shall not at any time exceed Twenty-five Dollars ($25.00), (ii) no Stock shall be purchased at any time on or after July 1, 1997, (iii) no Stock shall be purchased at any time two (2) days after the date the Agent notifies Charter Power that no additional Stock may be purchased,
(iv) at the time of any actual or proposed Stock purchase there does not exist a Default or an Event of Default, (v) the aggregate number of shares of Stock purchased by Charter Power shall at no time exceed 600,000 and (vi) the Borrowers jointly and severally pay to the Agent for the ratable benefit of the Lenders a fee on the outstanding balance of the Revolving Loan used to purchase Stock (the "Stock Percentage Fees"), which Stock Percentage Fees shall be payable quarterly in arrears on the first day of each quarterly period commencing with the first such quarterly period after the "Commencement Date" (as hereinafter defined) and shall be equal to one-sixth of one percent (1/6th%). Notwithstanding the foregoing, the Borrowers shall not be required to pay Stock Percentage Fees until such time as the aggregate Stock Percentage Fees which would otherwise be payable to the Agent exceed Fifteen Thousand Dollars ($15,000) (the "Commencement Date").

     cc. Section 6.2.5 on pages 107, 108 and 109 of the Credit Agreement is hereby amended to increase the ceiling for the amount of Indebtedness for Borrowed Money permitted under clauses (f), (g), (h) and (i) from Eight Million Dollars ($8,000,000) to Fifteen Million Dollars ($15,000,000).

     dd. Section 6.2.6 on pages 110 and 111 of the Credit Agreement is hereby amended to permit any or all of the Borrowers to guaranty payment and performance of the Rockdale Letter of Credit Obligations.

     ee. Section 6.2.7 on page 111 of the Credit Agreement is hereby amended to permit a one-time only increase in the Capital Expenditure Ceiling for each of the fiscal years ending on January 31, 1996 and January 31, 1997, respectively, from $8,000,000 to $12,000,000. Any unused portion of this permitted increase shall not be added to or constitute a part of the Carry Forward Amount allowed under Section 6.2.7. For all fiscal years ending after January 31, 1997, the Capital Expenditure Ceiling shall remain equal to the amounts currently permitted under Section 6.2.7.

     ff. Article 7 on pages 113, 114, 115 and 116 of the Credit Agreement are hereby amended to add the following Sections 7.1.12 and 7.1.13:

          7.1.12  Termination or Refinancing of the Revolving Credit
                  --------------------------------------------------
     Facility.  If the Revolving Credit Facility shall be terminated by the
     --------
     Borrower or refinanced or replaced, in whole or in part, without the prior written consent of the Agent and each of the Lenders, which termination, refinancing or replacement of the Revolving Credit Facility, without further action or notice, shall be deemed an Event of Default under this Agreement as of the day which is forty-five (45) days after the effective date of such termination, refinancing or replacement (the "Default Date"). Immediately effective as of the date of any such termination, refinancing and/or replacement of the Revolving Credit Facility, the Interest Rate on the Term Loans shall be increased to the Base Rate, plus one percent (1%) per annum. This
     Section 7.1.12 shall in no manner prejudice, lessen or otherwise adversely affect any of the rights or remedies of the Agent and/or any of the Lenders under any of the other provisions of this Agreement or any of the other Financing Documents.

          7.1.13  Rockdale Letter of Credit.  If an Event of Default (as
                  -------------------------
     defined therein) shall occur and be continuing under the Rockdale Letter of Credit Agreement or, without cost or expense to the Agent or any of the Lenders, if any of the Borrowers fail to grant a Lien on, and security interest in, any assets or properties of any of the Borrowers not currently provided by the Rockdale Letter of Credit Documents as additional collateral and security for the Rockdale Letter of Credit Obligations, which Liens and security interests shall be junior and subordinate to the Liens or security interests securing any of the other Obligations under this Agreement or if the Borrowers fail to pay on demand all costs, expenses and fees (including recordation taxes, filing fees and reasonable attorneys' fees) incurred in connection with any such Liens and security interests.

     3. The terms, conditions and provisions of this Amendment shall not be effective until each of the following conditions precedent have been satisfied fully to the extent and in manner required by the Agent and the Lenders: (a) the Borrowers, the Agent and the Lenders execute and deliver this Amendment, (b) the Borrowers pay to the Agent, for the ratable benefit of the Lenders, the Modification Fee, (c) the Borrowers execute and deliver to the Lender for the account of each of the Lenders amended and restated revolving credit notes substantially in the form of the revolving credit note attached to the Credit Agreement as Exhibit A-1, with appropriate insertions and in the aggregate principal amount of the Total Revolving Credit Committed Amount as increased by this Amendment, (d) the Borrowers furnish to the Agent and the Lenders such additional information, items, certifications, confirmations, amendments and other documents as the Agent and/or any of the Lenders may reasonably request in connection with the closing and consummation of the transactions contemplated by this Amendment, and (e) the Borrowers shall have reimbursed the Agent for any and all fees and expenses incurred by the Agent in connection with the preparation, execution and delivery of this Amendment and any and all other agreements, documents and/or instruments contemplated by this Amendment, including, without limitation, reasonable attorneys' fees and expenses.

     4. The terms "this Agreement" as used in the Credit Agreement and the terms "Credit Agreement" as used in any of the Financing Documents shall mean the Credit Agreement as modified by herein unless the context clearly indicates or dictates a contrary meaning.

     5. The Borrowers will execute such confirmatory instruments with respect to the Credit Agreement and/or any of the Financing Documents as the Agent may reasonably require.

     6. The Borrowers ratify and confirm all of their respective liabilities and obligations under the Credit Agreement and agree that, except as expressly modified in this Amendment, the Credit Agreement continues in full force and effect as if set forth specifically herein. The Borrowers, the Agent and the Lenders agree that this Amendment shall not be construed as an agreement to extinguish the original obligations under the Credit Agreement and shall not constitute a novation as to any of the joint and several obligations of the Borrowers under the Credit Agreement.

     7. This Amendment may not be amended, changed, modified, altered or terminated without in each instance the prior written consent of the Agent, the Lenders and the Borrowers. This Amendment shall be construed in accordance with, and governed by, the laws of the State of Maryland.

     8. The Borrowers agree that neither the execution and delivery of this Amendment nor any of the terms, provisions, covenants, or agreements contained in this Amendment shall in any manner release, impair, lessen, waive, or otherwise adversely affect the joint and several liability and obligations of the Borrowers under the terms of the Credit Agreement.

      9. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the Borrowers, the Agent and the Lenders have caused this Amendment to be executed under seal as of the date first above written.

ATTEST:                       CHARTER POWER SYSTEMS, INC.


 /s/ Robert Marley            By: /s/ Stephen E. Markert, Jr.(Seal)
- --------------------------       ----------------------------
Name:                            Name:
Title: Treasury Manager          Title:

ATTEST:                       C&D CHARTER POWER SYSTEMS, INC.


 /s/ Robert Marley            By: /s/ Stephen E. Markert, Jr.(Seal)
- --------------------------       ----------------------------
Name:                            Name:
Title:  Treasurer                Title:

ATTEST:                       CACTUS HOLDINGS, INC.


 /s/ Robert Marley            By: /s/ Kerry M. Kane          (Seal)
- --------------------------       ----------------------------
Name:                            Name:
Title:  Vice President           Title: President

ATTEST:                       INTERNATIONAL POWER SYSTEMS, INC.


 /s/ Robert Marley            By: /s/ Stephen E. Markert, Jr.(Seal)
- --------------------------       ----------------------------
Name:                            Name:
Title: Treasurer                 Title:

ATTEST:                       RATELCO ELECTRONICS, INC.

 /s/ Robert Marley            By: /s/ Stephen E. Markert, Jr.(Seal)
- --------------------------       ----------------------------
Name:                            Name:
Title: Treasurer                 Title:

ATTEST:                       C&D/CHARTER HOLDINGS, INC.


 /s/ Robert Marley            By: /s/ Kerry M. Kane          (Seal)
- --------------------------       ----------------------------
Name:                            Name:
Title: Vice President            Title: President

ATTEST:                       CHARTER POWER OF CALIFORNIA


 /s/ Robert Marley            By: /s/ Stephen E. Markert, Jr.(Seal)
- --------------------------       ----------------------------
Name:                            Name:
Title: Treasurer                 Title:


WITNESS:                      NATIONSBANK, N.A.
                              in its capacity as Agent


 /s/ Stephen J. Luongo        By: /s/ Patrick M. Moore       (Seal)
- -------------------------        ----------------------------
                                 Name:  Patrick M. Moore
                                 Title: Vice President

WITNESS:                      NATIONSBANK, N.A.
                              in its capacity as a Lender

 /s/ Stephen J. Luongo        By: /s/ Patrick M. Moore       (Seal)
- -------------------------        ----------------------------
                                 Name:  Patrick M. Moore
                                 Title: Vice President

WITNESS:                      CORESTATES BANK, N.A.
                              in its capacity as a Lender


 /s/ Daniel J. Astolfi,VP     By: /s/ Karl Schultz           (Seal)
- --------------------------       ----------------------------
                                 Name: Karl F. Schultz
                                 Title: Vice President

WITNESS:                      NATWEST BANK, N.A.
                              in its capacity as a Lender


 /s/ William K. Lacy          By: /s/ Thomas L. Savage       (Seal)
- --------------------------       ----------------------------
                                 Name:  Thomas L. Savage
                                 Title: Vice President